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                                                                    EXHIBIT 4(c)

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

Certificate Number:                                 Number of Shares: _________

                                                          CUSIP NO.: 02637F 30 1


           CERTIFICATE EVIDENCING LIMITED LIABILITY COMPANY INTERESTS

        8 1/8% CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES, SERIES B
                                       OF
                        AMERICAN GENERAL CAPITAL, L.L.C.

         American General Capital, L.L.C., a Delaware limited liability company (the "Company"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _________ preferred limited liability company interests in the Company of a series designated the 8 1/8% Cumulative Monthly Income Preferred Securities, Series B (the "Securities"). The Securities are fully paid and nonassessable limited liability company interests in the Company, as to which the members of the Company who hold the Securities (the "Preferred Securityholders") in their capacity as members of the Company will have no liability solely by reason of being Preferred Securityholders in excess of their share of the Company's assets and undistributed profits (subject to the obligation of a Preferred Securityholder to repay any funds wrongfully distributed to it), and are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and restrictions of the Securities are set forth in, and this Certificate and the Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 24, 1995, as the same may be amended from time to time (the "Limited Liability Company Agreement") and the written action of the Managing Member of the Company authorizing the issuance of the Securities and determining the powers, preferences and special rights and restrictions, regarding dividends, voting, redemption, conversion, exchange, liquidation and otherwise, and other matters relating to the Securities (the "Securities Terms"), copies of which Limited Liability Company Agreement and Securities Terms are on file at the principal office of the Company. The Company will furnish a copy of such Limited Liability Company Agreement and Securities Terms to each Preferred Securityholder without charge upon written request to the Company at its principal place of business or registered office, as the case may be. Each Preferred Securityholder is entitled to the benefits of the Guarantee Agreement of American General Corporation ("American General") dated as of May 24, 1995 (the "Guarantee") to the extent provided therein and is entitled to enforce the rights of the





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Company under the 8 1/8% Series B Junior Subordinated Debentures (the
"Debentures") issued by American General to the Company pursuant to the Indenture dated as of May 15, 1995 between American General and Chemical Bank, as trustee (the "Indenture"), to the extent provided therein. The Company will furnish a copy of such Guarantee and Indenture to each Preferred Securityholder without charge upon written request to the Company at its principal place of business.

         Each Preferred Securityholder, by accepting this Certificate, is deemed to have agreed that (i) the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) as and to the extent provided in the Indenture, (ii) the Guarantee is subordinate and junior in right of payment to all liabilities of American General other than the guarantees referred to in clauses (iii) and (iv) below, (iii) the Guarantee is pari passu with the most senior preferred stock issued by American General and with any other guarantee executed by American General in respect of any preferred stock or interest of any affiliate of American General that provides that such guarantee is pari passu in right of payment with the Guarantee and (iv) the Guarantee is senior to American General Common Stock and any other class or series of capital stock issued by American General which by its express terms ranks junior to the most senior preferred stock issued by American General as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of American General and any guarantee executed by American General that provides that such guarantee is junior in right of payment to the Guarantee.

         IN WITNESS WHEREOF, this certificate has been signed on behalf of the Company by a duly authorized officer of its Managing Member and on behalf of American General, as Guarantor, by a duly authorized officer thereof.


                                      AMERICAN GENERAL CAPITAL, L.L.C.

                                      BY   AMERICAN GENERAL DELAWARE
                                               MANAGEMENT CORPORATION,
                                                 AS MANAGING MEMBER


                                      By:
                                           -------------------------------------
                                               Name:
                                               Title:

                                      AMERICAN GENERAL CORPORATION,
                                               AS GUARANTOR


                                      By:
                                           -------------------------------------
                                               Name:
                                               Title:
Dated: ________________





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